AMENDMENT NO. 1
                                       TO
                            STOCK PURCHASE AGREEMENT


      This Amendment No. 1 (this "Amendment") to the Stock Purchase Agreement dated as of March 11, 2004 (the "Purchase Agreement") among ROO Group, Inc., a Delaware corporation (the "Purchaser"), and the shareholders of Reality Group Pty Ltd., a corporation existing under the laws of Australia, (collectively, the "Sellers"), is dated as of October 28, 2005.

                                   WITNESSETH:

      WHEREAS, on March 11, 2004, the Purchaser and the Sellers entered into the Purchase Agreement, a copy of which is annexed hereto as Exhibit A; and

      WHEREAS, the parties now desire to amend the Purchase Agreement as hereinafter set forth.

      NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Purchase Agreement is hereby amended as follows:

      1. All capitalized terms not defined herein shall have the meanings of the ascribed to such terms in the Purchase Agreement.

      2. ALL TERMS OF THIS AMENDMENT ARE SUBJECT TO AND CONDITIONED UPON EXECUTION BY ALL PARTIES HEREOF TO THAT CERTAIN STOCK PURCHASE AGREEMENT DATED OCTOBER 28, 2005 BETWEEN A WHOLLY OWNED SUBSIDIARY OF THE PURCHASER AND THE SHAREHOLDERS OF FACTORY 212 PTY LTD, A CORPORATION EXISTING UNDER THE LAWS OF AUSTRALIA.

      3. The Sellers acknowledge that on October 3, 2005, the Purchaser caused a one-for-50 reverse split of the Purchaser's outstanding shares of common stock. ALL NUMERICAL REFERENCES TO SHARES OF THE PURCHASER'S COMMON STOCK IN THIS AMENDMENT ARE POST ONE-FOR-50 REVERSE STOCK SPLIT NUMBERS.

      4. The Sellers hereby agree to exercise their Buy-back Option pursuant to
Section 7 of the Purchase Agreement effective as of January 1, 2006 by executing and delivering to the Purchaser the notice of exercise form attached as Exhibit B hereto, comprising a total of 66,120 shares of Common Stock ("Buy Back Shares"). After the Sellers exercise their Buy-back Option pursuant to this
Section 4 of this Amendment, such Sellers will own a total of 101,080 Exchange Shares.

      5. The Sellers and the Purchaser hereby agree that the Share Variance, pursuant to Section 6(c) of the Purchase Agreement, shall be calculated based upon a closing sale price of $2.50 (post one-for-50 reverse split). In accordance with this Section 5 and Section 6(c) of the Purchase Agreement, the Sellers and the Purchaser hereby acknowledge and agree that the Share Variance equals $1,263,500.00.

      6. The Sellers and the Purchaser hereby agree that the Purchaser shall pay the Share Variance to the Sellers as follows:

      (a) $200,000.00 of the total $1,263,500.00 Share Variance shall be paid by the Purchaser to the Sellers in cash by October 28, 2005.

      (b) The remaining $1,063,500.00 of the Share Variance shall be paid by the Purchaser to the Sellers in shares of common stock of Purchaser ("Common Stock") based on a stock price of $2.50 per share, resulting in 425,400 shares of Common Stock (the "Variance Shares").

      (c) The Purchaser shall issue to the Sellers by October 31, 2005 359,280 shares of Common Stock (amounting to the number Variance Shares less the number of Buy Back Shares which are retained by the Sellers and form part of the Variance Shares) and such shares shall be allocated to the Sellers in accordance with Exhibit C hereto.

      (d) The Purchaser guarantees (the "Variance Guarantee") that the Sellers will be able to sell the Exchange Shares and the Variance Shares for a price equal to or greater than US$2.50 per share for a period of fourteen (14) days after the earliest of the dates specified in
            Section 10 and 11 of this Amendment (the "Variance Guarantee Period"). In the event the Sellers are unable to sell any of the Exchange Shares or the Variance Shares for a price equal to or greater than US$2.50 per share during the Variance Guarantee Period, then the Purchaser shall issue the Sellers such number of shares of Common Stock equal to (x) applicable number of Variance and/or Exchange Shares multiplied by US$2.50 less (y) applicable number of Variance and/or Exchange Shares multiplied by the average closing sale price of the Common Stock on the OTC Bulletin Board during the Variance Guarantee Period, divided by (z) by the average closing sale price of the Common Stock on the OTC Bulletin Board during the Variance Guarantee Period. Notwithstanding anything in this Amendment to the contrary, if at any time any offer is presented to the Sellers to purchase such Sellers' Variance Shares for a price equal to or greater than US$2.50 per share, and any Seller does not accept such offer, then the Purchaser's obligations pursuant to the Variance Guarantee shall be automatically terminated with respect to such Seller.

      7. The Sellers and the Purchaser hereby agree that payment of the Share Variance in accordance with Section 6 of this Amendment shall constitute full satisfaction of the Guarantee.

      8. Within thirty (30) days after the date hereof, the Purchaser shall prepare and file with the United States Securities and Exchange Commission (the "Commission") a registration statement under the United States Securities Act of 1933, as amended (the "Securities Act"), providing for the resale of 359,280 of the Variance Shares (the "Initial Registration Statement").

      9. The Purchaser hereby agrees that if, at any time, and from time to time, after the Initial Registration Statement is declared effective by the Commission, if the Purchaser shall determine to register for its own account or the account of others under the the Securities Act any of its equity securities, the Purchaser shall include in such registration statement the Variance Shares which were not included in the Initial Registration Statement and any shares issued pursuant to the Variance Guarantee. This "piggy-back" registration right shall not apply to an offering of equity securities registered on Form S-4 or S-8 (or their then equivalent forms) relating to securities to be issued solely in connection with an acquisition of any entity or business or securities issuable in connection with a stock option or other employee benefit plan.

      10. The first sentence of Section 8 of the Purchase Agreement is hereby amended to be and read as follows:

      "Each Seller hereby agrees that it shall not, unless permitted by the Board of Directors of the Purchaser, sell any of its Exchange Shares before October 28, 2005."

      11. Subject to the requirements of Rule 144 promulgated under the Securities Act, each Seller hereby agrees that 300,000 of the Variance Shares may not be sold until the Variance Shares have been registered on an effective registration statement with the United States Securities and Exchange Commission (the "Commission") or before December 31, 2005, whichever is the later. The remaining 125,400 of the Variance Shares may not be sold by the Sellers until such Variance Shares have been registered on an effective registration statement with the Commission or before February 28, 2006, whichever is the later.

      12. Each Seller acknowledges that the transactions contemplated by this Amendment, including any offering of securities hereby, have not been reviewed by the Commission or any state agency because it is intended to be a nonpublic offering exempt from the registration requirements of the Securities Act and state securities laws. Each Seller understands that the Purchaser is relying in part upon the truth and accuracy of, and each Seller's compliance with the representations, warranties, agreements, acknowledgments and understandings of each Seller set forth herein in order to determine the availability of such exemptions and the eligibility of the Sellers to acquire any securities hereunder.

      13. Each Seller agrees that it is acquiring all securities pursuant to this Amendment in an offshore transaction pursuant to Regulation S, promulgated under the Securities Act, and hereby represents to the Purchaser as follows:

            (a) Such Seller is outside the United States when receiving and executing this Amendment;

            (b) Seller was not induced to invest in any securities offered hereby by any form of general solicitation or general advertising including, but not limited to, the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the news or radio; and (ii) any seminar or meeting whose attendees were invited by any general solicitation or advertising; and

            (c) Seller has not acquired any securities pursuant to this Amendment as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the Securities Act) in the United States in respect of any such securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of such securities; provided, however, that the Seller may sell or otherwise dispose of such securities pursuant to registration of the securities under the Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements and as otherwise provided herein.

      14. Each Seller acknowledges and agrees that the Purchaser will refuse to register the transfer of any securities acquired pursuant to this Amendment not made in accordance with the provisions of Regulation S under the Securities Act, pursuant to an effective registration statement under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act and in accordance with applicable state and provincial securities laws.

      15. Each Seller understands and agrees that offers and sales of any securities acquired pursuant to this Amendment prior to the expiration of a period of one year after the date of transfer of such securities under this Amendment (the "Distribution Compliance Period"), shall only be made in compliance with the safe harbor provisions set forth in Regulation S under the Securities Act, pursuant to the registration provisions of the Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom, and in each case only in accordance with all applicable securities laws.

      16. Each Seller understands and agrees not to engage in any hedging transactions involving any securities acquired pursuant to this Amendment prior to the end of the Distribution Compliance Period unless such transactions are in compliance with the Securities Act.

      17. All references to currencies within this Amendment are in United States dollars.

      18. (A) This Amendment shall be construed and interpreted in accordance with the laws of the State of New York without giving effect to the conflict of laws rules thereof or the actual domiciles of the parties.

      (B) Except as amended hereby, the terms and provisions of the Purchase Agreement shall remain in full force and effect, and the Purchase Agreement is in all respects ratified and confirmed. On and after the date of this agreement, each reference in the Purchase Agreement to the "Agreement," "hereinafter," "herein," "hereinafter," "hereunder," "hereof," or words of like import shall mean and be a reference to the Purchase Agreement as amended by this Amendment.

      (C) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single Amendment.

                            [Signature Page Follows.]

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Purchase Agreement as of the date first stated above.

ROO GROUP, INC.


By: /s/ Robin Smyth
    ---------------------------
    Robin Smyth
    Chief Financial Officer

SELLERS:


TRUISTIC PTY LTD ATF LEE INVESTMENT TRUST

By:   /s/ Grant Lee
      ---------------------------
Print Name: Grant Lee
            ---------------------


MICHAEL BOLLEN ATF THE BOLLEN INVESTMENT TRUST

By:   /s/ Mike Bollen
      ---------------------------
Print Name: Mike Bollen
            ---------------------


GAVIN CAMPION ATF THE CAMPIOIN INVESTMENT TRUST

By:   /s/ Gavin Campion
      ---------------------------
Print Name: Gavin Campion
            ---------------------


KEITH DAVIDSON ATF THE K DAVIDSON INVESTMENT TRUST

By:   /s/ Keith Davidson
      ---------------------------
Print Name: Keith Davidson
            ---------------------

                                    Exhibit A
                            Stock Purchase Agreement

                                    Exhibit B
                               Notice of Exercise

            (To be executed by the Sellers in order to exercise their Buy-back Option Pursuant to Section 7 of the Stock Purchase Agreement dated as of March 11, 2004 among ROO Group, Inc.
                and the shareholders of Reality Group Pty Ltd.)

      The undersigned hereby irrevocably elects to exercise its Buy-back Option and to thereby acquire 11.6 shares of common stock of Reality Group Pty Ltd. in exchange for returning 26,448 Exchange Shares to ROO Group, Inc., according to the conditions hereof, as of the date written below.

      By signing this Notice of Exercise, the undersigned hereby represents that: (a) at the time of exercise of the Buy-back Option it is not in the United States; (b) it is not a "U.S. Person" as defined in Regulation S, promulgated under the United States Securities Act of 1933, as amended, and is not exercising the Buy-back Option on behalf of a "U.S. Person"; and (c) did not execute or deliver this Notice of Exercise in the United States.

DATED this 28th day of October, 2005.


                                               TRUISTIC PTY LTD ATF LEE
                                               INVESTMENT TRUST


                                               By:         /s/ Grant Lee
-------------------------                         ------------------------------
Witness
                                               Print Name: Grant Lee
                                                          ----------------------


                                               ---------------------------------
                                               Complete Address

                                               ---------------------------------

                                               ---------------------------------

                                    Exhibit B
                               Notice of Exercise

            (To be executed by the Sellers in order to exercise their
           Buy-back Option Pursuant to Section 7 of the Stock Purchase
                      Agreement dated as of March 11, 2004
      among ROO Group, Inc. and the shareholders of Reality Group Pty Ltd.)

      The undersigned hereby irrevocably elects to exercise its Buy-back Option and to thereby acquire 11.6 shares of common stock of Reality Group Pty Ltd. in exchange for returning 26,448 Exchange Shares to ROO Group, Inc., according to the conditions hereof, as of the date written below.

      By signing this Notice of Exercise, the undersigned hereby represents that: (a) at the time of exercise of the Buy-back Option it is not in the United States; (b) it is not a "U.S. Person" as defined in Regulation S, promulgated under the United States Securities Act of 1933, as amended, and is not exercising the Buy-back Option on behalf of a "U.S. Person"; and (c) did not execute or deliver this Notice of Exercise in the United States.

DATED this 28th day of October, 2005.


                                               MICHAEL BOLLEN ATF THE BOLLEN
                                               INVESTMENT TRUST


                                               By:  /s/ Michael P. Bollen
-------------------------                         ------------------------------
Witness
                                               Print Name: Michael P. Bollen
                                                          ----------------------


                                               ---------------------------------
                                               Complete Address

                                               ---------------------------------

                                               ---------------------------------

                                    Exhibit B
                               Notice of Exercise

            (To be executed by the Sellers in order to exercise their
           Buy-back Option Pursuant to Section 7 of the Stock Purchase
                      Agreement dated as of March 11, 2004
      among ROO Group, Inc. and the shareholders of Reality Group Pty Ltd.)

      The undersigned hereby irrevocably elects to exercise its Buy-back Option and to thereby acquire 2.9 shares of common stock of Reality Group Pty Ltd. in exchange for returning 6,612 Exchange Shares to ROO Group, Inc., according to the conditions hereof, as of the date written below.

      By signing this Notice of Exercise, the undersigned hereby represents that: (a) at the time of exercise of the Buy-back Option it is not in the United States; (b) it is not a "U.S. Person" as defined in Regulation S, promulgated under the United States Securities Act of 1933, as amended, and is not exercising the Buy-back Option on behalf of a "U.S. Person"; and (c) did not execute or deliver this Notice of Exercise in the United States.

DATED this 28th day of October, 2005.


                                               GAVIN CAMPION ATF THE CAMPION
                                               INVESTMENT TRUST


                                               By:  /s/ Keith Davidson
-------------------------                         ------------------------------
Witness
                                               Print Name: Keith Davidson
                                                          ----------------------


                                               ---------------------------------
                                               Complete Address

                                               ---------------------------------

                                               ---------------------------------

                                    Exhibit B
                               Notice of Exercise

            (To be executed by the Sellers in order to exercise their
           Buy-back Option Pursuant to Section 7 of the Stock Purchase
                      Agreement dated as of March 11, 2004
      among ROO Group, Inc. and the shareholders of Reality Group Pty Ltd.)

      The undersigned hereby irrevocably elects to exercise its Buy-back Option and to thereby acquire 2.9 shares of common stock of Reality Group Pty Ltd. in exchange for returning 6,612 Exchange Shares to ROO Group, Inc., according to the conditions hereof, as of the date written below.

      By signing this Notice of Exercise, the undersigned hereby represents that: (a) at the time of exercise of the Buy-back Option it is not in the United States; (b) it is not a "U.S. Person" as defined in Regulation S, promulgated under the United States Securities Act of 1933, as amended, and is not exercising the Buy-back Option on behalf of a "U.S. Person"; and (c) did not execute or deliver this Notice of Exercise in the United States.

DATED this 28th day of October, 2006.


                                               KEITH DAVIDSON ATF THE K DAVIDSON
                                               INVESTMENT TRUST


                                               By:  /s/ Gavin Campion
-------------------------                          -----------------------------
Witness
                                               Print Name: Gavin Campion
                                                          ----------------------


                                               ---------------------------------
                                               Complete Address

                                               ---------------------------------

                                               ---------------------------------

                                    Exhibit C
                          Allocation of Variance Shares



                                                     Number of Shares of
Seller:                                              Variance Shares:
------                                               ---------------

Truistic Pty Ltd atf Lee Investment Trust                 143,712

Michael Bollen atf the Bollen Investment Trust            143,712

Gavin Campion atf the Campion Investment Trust             35,928

Keith Davidson atf the K Davidson Investment Trust         35,928